Exhibit 23.5

We hereby consent to the reference to our reports, “Machine Vision Markets 2004 Results and Forecasts to 2009” in the prospectus contained in the Registration Statement on Form S-1 filed by MathStar, Inc. with the Securities and Exchange Commission, Registration No. 333-127164, and the inclusion of this consent as a exhibit to such Registration Statement.

/s/ Paul Kellett
Paul Kellett
Director - Market Analysis
Automated Imaging Associattion